                                                                     EXHIBIT 3.3

        3.3     STOCK PURCHASE AGREEMENT - PRIVATE PLACEMENT

                            STOCK PURCHASE AGREEMENT

                THIS STOCK PURCHASE AGREEMENT is made as of the _______ day of _______ 19__, by and between HYPERBARIC SYSTEMS, a California corporation (the "Company"), and the purchasers set forth on Attachment 1 hereto (the "Purchasers," or each individually a "Purchaser," which term includes such Purchaser's successors and assigns).

                WHEREAS, the Purchasers desires to purchase shares of Common Stock of the Company and the Company desires to sell shares of its Common Stock to the Purchasers;

                NOW THEREFORE, it is hereby agreed as follows:

1. Sale of Stock. The Company shall sell to each Purchaser and each Purchaser shall purchase, jointly but not severally, from the Company that number of Shares of Common Stock of the Company as is set forth on Attachment 1 hereto opposite each such Purchaser's name, at a price of $____ per share (the "Purchase Price"). The Shares of Common Stock purchased by the Purchasers pursuant to this Agreement shall hereinafter be referred to as the "Stock."

2. Payment of Purchase Price. Each Purchaser shall pay the Purchase Price for the Shares of Common Stock they are purchasing in cash or cash equivalent.

3. Issuance of Shares. As soon as practicable after the execution of this Agreement and payment for the Stock, the Company shall issue a duly executed certificate in the name of each Purchaser evidencing the Stock purchased by each such Purchaser.

4. "Market Stand-Off" Agreement. Each Purchaser hereby agrees that, during that period of duration specified by the Company and an underwriter of common stock (or other securities) of the Company, following the effective date of a registration statement of the Company filed under the Act, Purchaser shall not, to the extent requested by the Company and such underwriter, directly or indirectly, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any common stock (or such other securities) of the Company held by Purchaser at any time during such period except common stock (or other securities) included in such registration, provided, however, that (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering, and (b) all officers and directors of the Company and all persons with registration rights with respect to securities of the Company enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such stock held by Purchaser until the end of such period.

5.      Representations and Warranties of Purchaser.

(a) Investment Intent. This Agreement is made with each Purchaser in reliance upon such Purchaser's representation to the Company, which by Purchaser's acceptance hereof he confirms, that the shares of the Stock have been acquired with Purchaser's own funds, for investment purposes only, for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he or she has no present intention of selling, granting participation in, or otherwise distributing such stock. By executing this Agreement, Purchaser further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of such Stock.

(b) Restricted Securities. Each Purchaser understands that the Stock has not been and will not be registered under the Act on the ground that the sales provided for is this Agreement are exempt pursuant to section 4(2) of the Act, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

        Each Purchaser understands that if the Company does not register with the Securities and Exchange Commission pursuant to sections 12 or 15 of the Securities Exchange Act of 1934 or if a registration statement covering the Stock (or a filing pursuant to the exemption from registration under Regulation A of the Act) under the Act is not in effect when Purchaser desires to sell the Stock, Purchaser may be required to hold the Stock for an indeterminate period. The Purchaser also acknowledges that he or she understands that any sale of the Stock that might be made in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of Rule 144 and that Purchaser may not be able to sell the Stock at the time or in the amount it desires. Purchaser is familiar with Rule 144 and understands that the Stock constitutes "restricted securities" within the meaning of that Rule.

(c) Investment Experience. In connection with his investment representations made herein, each Purchaser represents that he is able to fend for himself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all of his or her questions answered by the Company.

(d) Limitations on Disposition. Each Purchaser agrees that in no event will he make a disposition of any of the Stock unless and until (a) he shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (i) such disposition will not require registration of such Stock under the Act, or (ii) that appropriate action necessary for compliance with the Act has been taken, or
(c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subsection 5(d).

        The Company shall not be required (i) to transfer on its books any shares of Stock of the Company that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(e) Legends. All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legends:

        (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK PURCHASE AGREEMENT THAT INCLUDES A MARKET STAND-OFF AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE CORPORATION.

        (ii) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

        (iii) Any legend required to be placed thereon by applicable state securities laws.

6.      Miscellaneous.

(a) Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, sent first class with postage and fees prepaid, addressed to the other party hereto at its address hereinafter shown below its signature or at such other address as such party may designate by ten
(10) days' advance written notice to the other party hereto.

(c) Governing Law. This Agreement is governed by the substantive laws of California without regard to choice of law rules and shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his or her heirs, executors, administrators, guardians, successors and assigns.

(d) Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto and the Company's authorized assignees, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

7. California Commissioner of Corporations. THE SALE OF THE SECURITIES THAT IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION REQUIREMENT, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING APPLICABLE.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        HYPERBARIC SYSTEMS,
                                        A CALIFORNIA CORPORATION

                             BY:
                                        ----------------------------------------
                                        HARRY MASUDA, CHIEF EXECUTIVE OFFICER

                             ADDRESS:   1127 HARKER AVENUE
                                        PALO ALTO, CA 94301

                                        PURCHASER

                             BY:
                                        ----------------------------------------

                                        ----------------------------------------

                             ADDRESS:
                                        ----------------------------------------

                                        ----------------------------------------

                                        PURCHASER

                                        ----------------------------------------


                             ADDRESS:
                                        ----------------------------------------

                                        ----------------------------------------

                                        PURCHASER

                                        ----------------------------------------


                             ADDRESS:
                                        ----------------------------------------

                                        ----------------------------------------


                                        PURCHASER

                                        ----------------------------------------


                             ADDRESS:
                                        ----------------------------------------

                                        ----------------------------------------


                                        PURCHASER

                                        ----------------------------------------


                             ADDRESS:
                                        ----------------------------------------

                                        ----------------------------------------

                                  ATTACHMENT 1

                             SCHEDULE OF PURCHASERS

NAME                        NO. SHARES PURCHASED        INVESTMENT
---------------------------------------------------------------------

---------------------------  ------------------    $    -------------

---------------------------  ------------------    $    -------------

---------------------------  ------------------    $    -------------

---------------------------  ------------------    $    -------------

---------------------------  ------------------    $    -------------

---------------------------  ------------------    $    -------------

---------------------------  ------------------    $    -------------